UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

Carter Validus Mission Critical REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-191706 (1933 Act)	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4890 West Kennedy Blvd.

Suite 650

Tampa, Florida 33609

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K filed by Carter Validus Mission Critical REIT II, Inc. (the “Company”) with the Securities and Exchange Commission on December 30, 2014 (the “Form 8-K”). The purpose of this Form 8-K/A is to revise the date of the earliest event reported in the Form 8-K from December 23, 2014 to December 22, 2014, which is the date of execution of the Purchase Agreement of the New England Sinai Medical Center (defined below) and to provide additional details regarding the Purchase Agreement. This Form 8-K/A hereby amends and restates in its entirety the Form 8-K and, except as set forth herein, no other amendments to the Form 8-K are made by this Form 8-K/A.

Item 1.01	Entry into a Material Definitive Agreement.

The information reported in Item 2.01 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 22, 2014, through a wholly-owned subsidiary, Carter Validus Operating Partnership II, LP (“CVOP II”), the operating partnership of Carter Validus Mission Critical REIT II, Inc. (the “Company”), entered into a Purchase Agreement, dated as of December 22, 2014 (the “Purchase Agreement”) with New England Sinai Hospital, A Steward Family Hospital, Inc. (“Sinai”), a Delaware incorporation, as the seller, which is not affiliated with the Company, its advisor, or its affiliates, for the purchase of 100% of the seller’s interest in an approximately 180,744 rentable square foot medical facility property (the “New England Sinai Medical Center”), located in the Boston-Cambridge-Newton, Massachusetts-New Hampshire metropolitan statistical area. The Purchase Agreement provides for a purchase price of $23,398,094, plus closing costs. On December 23, 2014, through a wholly-owned subsidiary, CVOP II completed the acquisition of 100% of the fee simple interest in the New England Sinai Medical Center, for a purchase price of $23,398,094, plus closing costs.

The Company financed the purchase of the New England Sinai Medical Center using net proceeds from the Company’s ongoing initial public offering. In connection with the acquisition, the Company paid an acquisition fee of $526,400, which is the sum of 2% of the purchase price and 2% of future capital improvements of approximately $2,922,000, to its advisor. The Company believes the New England Sinai Medical Center is adequately insured.

The New England Sinai Medical Center consists of two buildings, which were constructed in 1967 and 1973. On December 23, 2014, the Company entered into a lease agreement with Sinai. The Company believes the tenant is creditworthy based on its historical revenue and cash flow streams. All of the operations at the New England Sinai Medical Center and the principal nature of business of Sinai are healthcare related.

The following table shows the material terms of the lease agreement with the sole tenant of the New England Sinai Medical Center as of December 23, 2014:

Tenant	Square Feet	Current Annual Base Rent(1)	Base Rent Per Square Foot	Lease Term		Renewal Options(3)
				Beginning	Ending
Sinai(2)	180,744	$1,988,184	$11.00	12/23/2014	12/22/2029	2/10 yr

(1)	Rent increases annually by 2.50% of the then-current annual base rent.
(2)	The tenant entered into a net lease pursuant to which the tenant is required to pay all operating expenses. The Company is responsible for the roof, structural components of the building and the heating, ventilation and air conditioning system.
(3)	Represents option renewal period/term of each option.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase in Pool Availability under KeyBank Credit Facility

As previously reported in a Current Report on Form 8-K filed on December 23, 2014, CVOP II and certain of the Company’s subsidiaries amended certain agreements related to the Company’s credit facility (the “KeyBank Credit Facility”) to increase the maximum commitments available under the KeyBank Credit Facility from $35,000,000 to an aggregate of up to $180,000,000, consisting of a revolving line of credit with a maturity date of December 17, 2017, subject to CVOP II’s right for two, 12-month extension periods (the “KeyBank Credit Facility Amendment”). Subject to certain conditions, the KeyBank Credit Facility can be increased to $400,000,000.

On December 23, 2014, in connection with the Company’s acquisition of the New England Sinai Medical Center, CVOP II, through a wholly-owned subsidiary, entered into a joinder agreement with KeyBank National Association, to add the New England Sinai Medical Center to the pool availability of the KeyBank Credit Facility, which increased CVOP II’s pool availability under the KeyBank Credit Facility by approximately $14,040,000.

The actual amount of credit available under the KeyBank Credit Facility is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Credit Facility Amendment. As of December 23, 2014, CVOP II had no outstanding balance under the KeyBank Credit Facility and had an aggregate pool availability of $22,922,400.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Joinder Agreement by HCII-150 YORK STREET, LLC to KeyBank National Association, as Agent, dated December 23, 2014 (included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2014 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT II, Inc.

Dated: January 20, 2015	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer